Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 033-54155, 333-109669, 333-106292 and 333-106292-01) and on Form S-8 (Nos. 33-54993, 333-57220, 333-16201, 333-34776, 333-45084, 333-45082,
333-37392, 333-107013 and 333-69079) of Energy East Corporation of our report dated January 30, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

New York, New York
March 8, 2004